Exhibit 5.3
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Eldorado Gold Corporation of our report dated March 24, 2006 (except for note 15 which is at April 10, 2006) relating to the consolidated financial statements of Frontier Pacific Mining Corporation for the year ended December 31, 2005.
We also consent to the reference to us under the headings “Interest of Experts” and “Documents as Filed as Part of the Registration Statement” in the Registration Statement.
“Staley,Okada & Partners”
Chartered Accountants
Vancouver, B.C., Canada
February 19, 2009